UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2010

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chemin de Blandonnet 10 Vernier, Switzerland		CH-1214
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2010, Transocean Ltd. (the “Company”) announced new appointments for Arnaud A.Y. Bobillier and Ihab Toma. Mr. Bobillier’s new title will be Executive Vice President, Asset and Performance. Mr. Toma’s new title will be Executive Vice President, Global Business. Mr. Bobillier and Mr. Toma will share the functions of principal operating officer of the Company, effective immediately.

Mr. Bobillier, age 55, has been performing the functions of the principal operating officer since March 2010, and has been Executive Vice President, Assets of the Company since March 2008. He served as Senior Vice President of the Company’s Europe and Africa Unit, which covers offshore drilling operations in 15 countries, from January 2008 to March 2008. Previously, Mr. Bobillier served as Vice President of the Company’s Europe and Africa unit from May 2005 to January 2008. He also served as Regional Manager for the Europe and Africa Region from January 2004 to May 2005. From September 2001 to January 2004, Mr. Bobillier served as Regional Manager for the Company’s West Africa Region. He began his career with a predecessor company in 1980 and has served in various management positions in several countries, including the U.S., France, Saudi Arabia, Indonesia, Congo, Brazil, South Africa and China.

Mr. Toma, age 47, has been Senior Vice President, Marketing and Planning of the Company since August 2009. He served as Vice President, Sales and Marketing for Europe, Africa and Caspian for Schlumberger Oilfield Services from April 2006 to August 2009. Previously, Mr. Toma led Schlumberger’s information solutions business in various capacities, including Vice President, Sales and Marketing from 2004 to April 2006, prior to which he served in a variety of positions with Schlumberger Ltd., including President of Information Solutions, Vice President of Information Management and Vice President of Europe, Africa and CIS Operations. He started his career with Schlumberger in 1986.

In connection with Mr. Toma’s new appointment, his annual base salary was increased to $380,000 and his bonus opportunity was increased to 75% of his annual base salary.

On August 15, 2010, the Company also announced that J. Michael Talbert, a director of the Company, has been named non-executive Vice Chairman of the Board of Directors. In addition, it is expected that Mr. Talbert will succeed Robert E. Rose as Chairman of the Board of Directors upon Mr. Rose’s retirement. Mr. Rose’s current director term expires at the Company’s 2011 annual general meeting of shareholders. In accordance with the Company’s board retirement policy, it is expected that Mr. Rose will not stand for reelection at the 2011 annual general meeting.

On August 15, 2010, the Company issued a press release announcing the senior management changes described above under Item 5.02 and the naming of Mr. Talbert as Vice Chairman of the Board of Directors. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements regarding the Chairman of the Board succession and Mr. Rose’s retirement, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the factors detailed in the company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this report is as follows:

Exhibit No.	Description

99.1	Press Release dated August 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN LTD.

Date: August 16, 2010	By:	/s/ Heather G. Callender
Heather G. Callender
Associate General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated August 15, 2010.

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